Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               RIMAGE CORPORATION
             (Exact name of registrant as specified in its charter)

            Minnesota                                    41-1577970
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

      7725 Washington Avenue South
        Minneapolis, Minnesota                                55439
(Address of Principal Executive Offices)                    (Zip Code)

                 CEDAR TECHNOLOGIES, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               Bernard P. Aldrich
                      President and Chief Executive Officer
                               Rimage Corporation
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                     (Name and address of agent for service)

                                 (612) 944-8144
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Thomas O. Martin
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402

                         CALCULATION OF REGISTRATION FEE


 Title of                         Proposed             Proposed
Securities                        Maximum              Maximum               Amount of
  to be                            to be             Offering Price          Aggregate         Registration
Registered                       Registered           Per Share(1)         Offering Price(1)        Fee
---------------------------------------------------------------------------------------------------------------


Common Stock

$.01 par value                  224,058               $2.76                   $618,400                 $164



(1) Based upon the aggregate exercise price of all stock options issued under the Cedar Technologies, Inc. Stock Option Plan.

         This Registration Statement relates to the registration of 224,058 shares of Common Stock, $.01 par value (the "Common Stock") of Rimage Corporation (the "Company") issuable under the Cedar Technologies, Inc. Stock Option Plan (the "Plan"). The Cedar Technologies, Inc. Stock Option Plan, and the outstanding options thereunder were assumed by the Company pursuant to the merger of Cedar Technologies, Inc. with and into a wholly-owned subsidiary of the Company on March 1, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents, which have been filed by Rimage Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

                    (a) The Company's Annual Report on Form 10-K, including any amendments thereto, for the fiscal year ended December 31, 1999; and

                    (B) The description of the Company's Common Stock contained in the Company's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         The Company's Bylaws provide for the indemnification of members of the Board of Directors and the Company's officers for certain liabilities and costs incurred by them in connection with the performance of their duties, including the administration of the Plans. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.           Exhibits.
                  --------

       Exhibit Number          Description
       --------------          -----------

               5               Opinion of Dorsey & Whitney LLP.

              24.1             Consent of KPMG LLP.

              24.2             Consent of Dorsey & Whitney LLP
                               (included in Exhibit 5 above).

              25 Power of Attorney (included in the signature page to this Registration Statement).

Item 9.  Undertakings.
         ------------

         A.       Post-Effective Amendments

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (b) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein; and

                    (c) To include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information herein;

          provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Subsequent Documents Incorporated by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Claims for Indemnification
                  --------------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 4th day of April, 2000.

                                        RIMAGE CORPORATION

                                        By:/s/BERNARD P. ALDRICH
                                           --------------------------
                                           Bernard P. Aldrich, Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

         The officers and directors of Rimage Corporation, whose signatures appear below, hereby constitute and appoint Bernard P. Aldrich and David J. Suden, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement on Form S-8 of Rimage Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Name                                       Title
             ----                                       -----

 /s/Bernard P. Aldrich                           Chief Executive Officer,                 April 4, 2000
----------------------
     Bernard P. Aldrich                          President and Director
                                                 (PRINCIPAL EXECUTIVE  AND
                                                 PRINCIPAL FINANCIAL OFFICER)

/s/ David J. Suden                               Chief Technical Officer and              April 4, 2000
------------------
     David J. Suden                              Director (PRINCIPAL FINANCIAL
                                                 OFFICER)

 /s/ Robert Wolf                                 Controller                               April 4, 2000
 ---------------
     Robert Wolf                                 (PRINCIPAL ACCOUNTING OFFICER)

/s/________________                              Director                                 April ____, 2000
     Ronald R. Fletcher

/s/ Richard F. McNamara                          Director                                 April 4, 2000
-----------------------
     Richard F. McNamara

/s/ George E. Kline                              Director                                 April 4, 2000
-------------------
     George E. Kline

/s/ James Reissner                               Director                                 April 4, 2000
------------------
     James Reissner

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